Exhibit 99.1

BRISTOL-MYERS  SQUIBB  AND  GILEAD  SCIENCES  ESTABLISH

U.S.  JOINT  VENTURE  TO  DEVELOP  AND  COMMERCIALIZE

FIXED-DOSE  COMBINATION  OF  THREE  HIV  MEDICINES

First Collaboration to Develop a Once-Daily Antiretroviral Fixed-Dose Regimen

New York, NY and Foster City, CA, December 20, 2004 — Bristol-Myers Squibb Company (NYSE: BMY) and Gilead Sciences, Inc. (Nasdaq: GILD) today announced details of a joint venture to develop and commercialize the fixed-dose combination of Bristol-Myers Squibb’s Sustiva® (efavirenz) and Gilead’s Truvada™ (emtricitabine and tenofovir disoproxil fumarate) in the United States.  If approved, the new product would be the first complete Highly Active Antiretroviral Therapy (HAART) treatment regimen for HIV available in a fixed-dose combination taken once daily.  Fixed-dose combinations contain multiple medicines formulated together and may help simplify HIV therapy for patients and providers. The joint venture established by the two companies is the first of its kind in the field of HIV therapy.

The work necessary to co-formulate Sustiva and Truvada into a once-daily combination product has been ongoing throughout most of 2004 and will continue into 2005.  Through the joint venture — Bristol-Myers Squibb & Gilead Sciences, LLC — the companies will work in partnership to complete development and U.S. regulatory filings for this fixed-dose regimen.  Subject to receiving marketing approval of the fixed-dose regimen, the companies would share responsibility for commercializing the product in the United States.  Both companies will provide funding and field-based sales representatives in support of promotional efforts for the combination product.   Bristol-Myers Squibb and Gilead will receive revenues from future net sales at percentages relative to the contribution represented by their individual products that comprise the fixed-dose combination.

Guidelines issued by the U.S. Department of Health and Human Services (DHHS) list the combination of emtricitabine, tenofovir disoproxil fumarate and efavirenz as one of the preferred non-nucleoside reverse transcriptase inhibitor (NNRTI)-based treatments for use in appropriate patients that have never taken anti-HIV medicines before. It is important that patients be aware that individual HIV medications must be taken as part of combination regimens, and that they do not cure HIV infection or prevent passing HIV to others.

 “Gilead and Bristol-Myers Squibb share a steadfast commitment to addressing the needs of people living with HIV/AIDS around the world, and today’s announcement signals significant progress toward our common goal,” commented John C. Martin, PhD, president and chief executive officer, Gilead Sciences.  “This landmark partnership reflects the dedication Gilead and Bristol-Myers Squibb bring to delivering simplified therapy to physicians and patients.  We look forward to working with the Bristol-Myers Squibb team to ensure this novel therapeutic advancement reaches physicians and people living with HIV/AIDS as rapidly as possible.”

“For more than a decade, Bristol-Myers Squibb has been a leader in the field of HIV with significant investments in innovative scientific research and an unwavering commitment to finding new and better treatment options to help improve the lives of people with HIV,” said Peter R. Dolan, chairman and chief executive officer, Bristol-Myers Squibb Company.  “We are pleased to be leveraging our leadership in HIV through this collaboration with Gilead to help advance the management of the disease through the development of potentially more convenient treatment options.”

Earlier in 2004, U.S. Secretary of Health and Human Services Tommy Thompson addressed the need for new products to help advance and simplify treatment for people with HIV/AIDS, encouraging members of industry to work together to create fixed-dose combinations that would help achieve these goals.  Additionally, earlier this year the U.S. Food and Drug Administration issued new guidelines to expedite the approval of new combination products for HIV.

“The availability of simplified treatment regimens for HIV/AIDS is important to our ability to make progress in the fight against the disease,” Secretary Thompson said. “I am pleased to see the collaboration and efforts of Bristol-Myers Squibb and Gilead. This partnership to create a fixed-dose combination of three HIV medications represents an important advance in our collective effort to deliver simplified therapy for people living with HIV.”

Important Safety Information About Sustiva

Sustiva is a prescription medicine used in combination with other medicines to treat people who are infected with the human immunodeficiency virus type 1 (HIV-1).  Sustiva does not cure HIV or help prevent passing HIV to others.

Sustiva should not be taken with Hismanal® (astemizole), Propulsid® (cisapride), Versed® (midazolam), Halcion® (triazolam), ergot medicines (for example, Wigraine® and Cafergot®), or Vfend® (voriconazole).  This list of medicines is not complete.  Patients should discuss all prescription and non-prescription medicines, vitamin and herbal supplements, or other health preparations (particularly St. John’s wort) they are taking or plan to take with their healthcare provider.  Patients taking Sustiva should tell their doctor right away if they have any side effects or conditions including: severe depression, strange thoughts, or angry behavior, which have been reported in a small number of patients. A few reports of suicide have been made, but it is not known if Sustiva was the cause.  Patients should tell their doctor if they have a history of mental illness or are using drugs or alcohol. Dizziness, trouble sleeping, drowsiness, trouble concentrating, and/or unusual dreams are common.  These feelings tend to go away after taking Sustiva for a few weeks.

Women should not become pregnant or breastfeed while taking Sustiva.  Rash is a common side effect that usually goes away without any change in treatment.  Rash may be a serious problem in some children.  If a child develops a rash, their doctor should be contacted right away.  Patients should tell their doctor if they have liver disease, have ever had seizures, or are taking medicine for seizures as tests to check the liver or drug levels in the blood may be needed.  Changes in body fat have been seen in some patients taking HIV medicines, however, the cause and long-term effects of these changes are not known at this time. Other common side effects include: tiredness, upset stomach, vomiting and diarrhea.  Taking Sustiva with food increases the amount of medicine in the body, which may increase the frequency of side effects.  Sustiva should be taken on an empty stomach, preferably at bedtime, which may make some side effects less bothersome.  United States Full Prescribing Information is available at www.sustiva.com.

Sustiva (efavirenz) is marketed in the United States, Canada and certain European countries by Bristol-Myers Squibb.  Elsewhere in the world, efavirenz is marketed by Merck & Co., Inc., under the brand name Stocrin®.

About Truvada

Truvada combines Emtriva® (emtricitabine) and Viread® (tenofovir disoproxil fumarate) in one tablet taken once a day in combination with other antiretroviral agents.  In the United States, Truvada is indicated in combination with other antiretroviral agents (such as non-nucleoside reverse transcriptase inhibitors or protease inhibitors) for the treatment of HIV-1 infection in adults.  Safety and efficacy studies using Truvada tablets or using Emtriva and Viread in combination are ongoing.

Both components of Truvada have been studied individually, as part of multi-drug regimens and have been found to be safe and effective.  Since Emtriva and lamivudine (3TC) are comparable in their structure, resistance profiles, and efficacy and safety as part of multi-drug regimens, existing data from the use of lamivudine and Viread in combination have been extrapolated to support use of Truvada tablets for the treatment of HIV-1 infection in adults.  Therefore, in treatment-naïve patients, Truvada should be considered as an alternative to the combination of Viread and lamivudine for those patients who might benefit from a once-daily regimen.   In treatment-experienced patients, the use of Truvada should be guided by laboratory testing and treatment history.

There are no study results demonstrating the effect of Truvada on clinical progression of HIV-1, and it is not recommended that Truvada be used as a component of a triple nucleoside regimen.

Truvada should not be used with Emtriva or Viread, or other drugs containing lamivudine, including Combivir®, Epivir®, Epivir-HBV®, Epzicom™ or Trizivir®.  Two-hundred eighty-three patients have received combination therapy with Emtriva and Viread with either a non-nucleoside reverse transcriptase inhibitor or protease inhibitor for 24 to 48 weeks in ongoing clinical studies.  Based on these limited data, no new patterns of adverse events were identified and there was no increased frequency of established toxicities.  For additional safety information about Emtriva or Viread in combination with other antiretroviral agents, please see “About Emtriva” and “About Viread,” below.

Lactic acidosis and severe hepatomegaly with steatosis, including fatal cases, have been reported with the use of nucleoside analogues alone or in combination with other antiretrovirals. Viread, Emtriva and Truvada are not indicated for the treatment of chronic hepatitis B virus (HBV) infection and the safety and efficacy of these drugs has not been established in patients co-infected with HBV and HIV.  Severe acute exacerbations of hepatitis B have been reported in patients who have discontinued Viread or Emtriva. Hepatic function should be monitored closely with both clinical and laboratory follow-up for at least several months in patients who discontinue Viread, Emtriva or Truvada and are co-infected with HIV and HBV.  If appropriate, initiation of anti-hepatitis B therapy may be warranted.

Changes in body fat have been observed in patients taking Viread, Emtriva, Truvada and other anti-HIV medicines.  The cause and long term health effect of these conditions are unknown.

About Viread

In the United States, Viread is indicated in combination with other antiretroviral agents for the treatment of HIV-1 infection.  This indication is based on analyses of plasma HIV-1 RNA levels and CD4 cell counts in controlled studies of Viread in treatment-naïve adults and in treatment-experienced adults.  There are no study results demonstrating the effect of Viread on clinical progression of HIV-1.  The use of Viread should be considered for treating adult patients with HIV-1 strains that are expected to be susceptible to tenofovir as assessed by laboratory testing or treatment history.

Drug interactions have been observed when didanosine, atazanavir or lopinavir/ritonavir is co-administered with Viread and dose adjustments may be necessary.  Data are not available to recommend a dose adjustment of didanosine for patients weighing less than 60 kg.  Patients on atazanavir or lopinavir/ritonavir plus Viread should be monitored for Viread-associated adverse events which may require discontinuation.  When co-administered with Viread, it is recommended that atazanavir 300 mg be given with ritonavir 100 mg.  Atazanavir without ritonavir should not be co-administered with Viread.

Renal impairment, including serious cases, has been reported.  Renal impairment occurred most often in patients with underlying systemic or renal disease or in patients taking concomitant nephrotoxic agents, though some cases have appeared in patients without identified risk factors.  Decreases in bone mineral density (BMD) at the lumbar spine and hip have been seen with the use of Viread.  The clinical significance of changes in BMD and biochemical markers is unknown and follow-up is continuing to assess long-term impact.  The most common adverse events and those occurring in more than 5 percent of patients receiving Viread with other antiretroviral agents in clinical trials include asthenia, pain, abdominal pain, headache, nausea, diarrhea, vomiting, rash (rash, pruritis, maculopapular rash, urticaria, vesiculobullous rash and pustular rash), flatulence, dizziness and depression.  Less than 1 percent of patients discontinued participation because of gastrointestinal events.

About Emtriva

In the United States, Emtriva is indicated, in combination with other antiretroviral agents, for the treatment of HIV-1 infection in adults.  This indication is based on analyses of plasma HIV-1 RNA levels and CD4 cell counts from controlled studies of 48 weeks duration in antiretroviral-naïve patients and antiretroviral-treatment-experienced patients who were virologically suppressed on an HIV treatment regimen.  In antiretroviral-treatment-experienced patients, the use of Emtriva may be considered for adults with HIV strains that are expected to be susceptible to Emtriva as assessed by genotypic or phenotypic testing.

Adverse events that occurred in more than 5 percent of patients receiving Emtriva with other antiretroviral agents in clinical trials include abdominal pain, asthenia (weakness), headache, diarrhea, nausea, vomiting, dizziness and rash (rash, pruritis, maculopapular rash, urticaria, vesiculobullous rash, pustular rash and allergic reaction).  Approximately 1 percent of patients discontinued participation because of these events.  All adverse events were reported with similar frequency in Emtriva and control treatment groups with the exception of skin discoloration which was reported with higher frequency in the Emtriva treated group.  Skin discoloration, manifested by hyperpigmentation on the palms and/or soles, was generally mild and asymptomatic.  The mechanism and clinical significance are unknown.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global pharmaceutical and related healthcare products company whose mission is to extend and enhance human life.  For more than a decade, Bristol-Myers Squibb Company has been a global leader in the science of infectious diseases and has invested consistently in innovative research leading to the development of important treatments for people with HIV/AIDS.  Visit Bristol-Myers Squibb on the World Wide Web at www.bms.com.

About Gilead Sciences

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes therapeutics to advance the care of patients suffering from life-threatening diseases worldwide.  The company has seven marketed products and focuses its research and clinical programs on anti-infectives.  Headquartered in Foster City, CA, Gilead has operations in North America, Europe and Australia.  Visit Gilead on the World Wide Web at www.gilead.com.

Forward-Looking Statements

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding product development.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.  Among other risks, there can be no guarantee that the combination product will be submitted for regulatory approval, will receive regulatory approval, or, if approved, will be commercially successful.  No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K/A for the year ended December 31, 2003 and in our Quarterly Reports on

Form 10-Q.  Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Gilead Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include statements regarding approval and licensure of the combination product.  These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements, including the risks related to the ability of the companies to successfully complete ongoing studies to support approval of the combination product and the willingness of regulatory authorities to grant regulatory approval for the combination product based on data from those studies. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.  Gilead undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Gilead’s business, particularly those mentioned in the cautionary statements in the company’s Form 10-K for the year ended December 31, 2003, and in periodic reports on Form 10-Q and Form 8-K.